Exhibit 99.1

Bottomline Technologies Reports Second Quarter Results

Strong Revenue Growth and Operating Margin Highlight Second Quarter

PORTSMOUTH, N.H. – January 31, 2012 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment, invoice and document automation solutions, today reported financial results for the second quarter ended December 31, 2011.

Revenues for the second quarter were $55.1 million, an increase of $10.8 million, or 24%, from the second quarter of last year. Subscriptions and transactions revenue increased 46% from the second quarter of last year to $19.1 million.

Gross margin for the second quarter was $30.5 million, an increase of $5.3 million from the second quarter of last year. Net income for the second quarter was $2.5 million, or net income per share of $0.07.

Core net income for the second quarter was $9.5 million. Core net income increased $1.3 million from the second quarter of last year. Core net income excludes acquisition-related expenses, including amortization of intangible assets, of $3.6 million and equity-based compensation of $3.4 million. Core earnings per share was $0.27.

“We are pleased to report a very good quarter highlighted by strong financial performance and outstanding sales results,” said Rob Eberle, President and CEO of Bottomline Technologies. “Driven by 46% growth in subscription and transaction revenues and record orders, our second quarter revenue increased 24% to $55.1 million. The leadership position of our SaaS-based offerings was evident particularly in the record thirteen new legal spend management customers we signed during the quarter. We continue to focus our time, attention and investment on innovative cloud-based solutions which provide exceptional value to our customers and compelling economics for Bottomline. With the continued advancement of our strategic plan, we are excited about our long term prospects.”

Revenues for the six months ended December 31, 2011 increased 25% to $107.6 million as compared with $86.3 million in the same period last year. Net income for the six months ended December 31, 2011 was $4.2 million, or net income per share of $0.12.

Core net income for the six months ended December 31, 2011 was $18.4 million after excluding acquisition-related expenses of $7.6 million, restructuring expenses of $0.1 million and equity-based compensation of $6.5 million. Core earnings per share was $0.53 for the six months ended December 31, 2011.

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Second Quarter Customer Highlights

•

Chosen by thirteen leading insurance companies and corporations, including Western Guaranty Fund Services, FCCI Insurance Group and Mountain States Insurance Group, to provide Bottomline’s SaaS-based technology to automate, manage and control their legal spend.

•	Selected by a leading global bank to provide innovative cash management capabilities to improve its competitive position and better serve its clients.

•

Leading organizations, including Aviva Life and Annuity Company, CEVA Logistics, CIGNA, Constellation Energy Group, EGA Insurance, Herbalife, Lions Club International, L’Oreal, Marks & Spencer Financial Services, National Steel & Shipbuilding, Nationwide Building Society, Oppenheimer & Co., Philadelphia Insurance, The Related Companies, Sampora Company Limited, State Street, Teck Resources, Travelex America and Turner Industries Group, chose Bottomline’s payment automation solutions.

•

Selected for SWIFT connectivity and expertise by leading organizations including Barclays Bank, Manulife Financial, Diageo Great Britain, F & C Management Limited, Golden Crown Finance, Mediolanum Asset Management Limited, Moneynet International Money Transfers, Origo Secure Internet Services, Royal Skandia, The Bank of Tokyo-Mitsubishi UFJ, The Co-Operative Bank and VocaLink.

•

Deepened relationships in the healthcare vertical with customers including Asante Health Systems, San Joaquin General Hospital, John Muir Health, Novartis Pharmaceuticals and Peconic Bay Medical Center.

Second Quarter Strategic Corporate Highlights

•

Announced the acquisition of Logical Progression, an early stage company focused on the development of mobile solutions for the healthcare industry, and IDT Ltd., a longtime partner and reseller of Bottomline’s document automation solutions.

•	Named a “Leader in Innovation” in Transaction Banking by Financial-i magazine.

•	Hosted a Legal Spend Management Customer Symposium to foster collaboration among the many leading organizations who utilize the company’s legal spend management solutions.

•	For the sixth consecutive year, the company was named to the FinTech 100, an annual ranking of top technology providers completed by American Banker and Bank Technology News.

•	Named a “Best Company to Work For” by Business NH Magazine. This was the fourth year in a row the company has been recognized as a “Best Company to Work For” finalist.

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Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release. Core net income and core earnings per share are non-GAAP financial measures. The non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition-related expenses (including acquisition-related earn-outs) and restructuring related costs. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets, and in communications with the board of directors in respect of financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three and six month periods ended December 31, 2011 and 2010 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	(in thousands)		(in thousands)
	2011	2010	2011	2010
GAAP net income	$2,464	$2,065	$4,205	$4,740
Amortization of intangible assets	3,433	2,905	7,317	5,787
Equity-based compensation	3,373	2,851	6,538	5,422
Acquisition-related expenses	177	309	301	749
Restructuring expenses	24	60	51	60

Core net income	$9,471	$8,190	$18,412	$16,758

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About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, WebSeries, Legal eXchange, Allegient Systems, Paymode-X, Transform, C-Series and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names may be trademarks of their respective owners.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ financial results, refer to the Company’s Form 10-K for the fiscal year ended June 30, 2011 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2011	2010
Revenues:
Software licenses	$4,402	$4,180
Subscriptions and transactions	19,054	13,031
Service and maintenance	29,667	24,952
Equipment and supplies	1,971	2,119

Total revenues	55,094	44,282

Cost of revenues:
Software licenses	529	214
Subscriptions and transactions	9,215	6,748
Service and maintenance	13,239	10,404
Equipment and supplies	1,565	1,635

Total cost of revenues	24,548	19,001

Gross profit	30,546	25,281

Operating expenses:
Sales and marketing	11,430	9,257
Product development and engineering	5,932	5,476
General and administrative	4,912	4,545
Amortization of intangible assets	3,433	2,905

Total operating expenses	25,707	22,183

Income from operations	4,839	3,098

Other income, net	28	32

Income before income taxes	4,867	3,130
Provision for income taxes	2,403	1,065

Net income	$2,464	$2,065

Basic net income per share attributable to common stockholders	$0.07	$0.07

Diluted net income per share attributable to common stockholders	$0.07	$0.06

Shares used in computing basic net income per share:	34,160	31,330
Shares used in computing diluted net income per share:	35,090	33,253

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(1)
Core net income	$9,471	$8,190

Diluted core net income per share	$0.27	$0.25

(1)

Core net income excludes charges for amortization of intangible assets of $3,433 and $2,905, acquisition-related expenses of $177 and $309, restructuring expenses of $24 and $60 and equity-based compensation of $3,373 and $2,851, for the three months ended December 31, 2011 and 2010, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Six Months Ended
	December 31,
	2011	2010
Revenues:
Software licenses	$8,435	$7,642
Subscriptions and transactions	36,648	24,565
Service and maintenance	58,516	50,004
Equipment and supplies	3,971	4,110

Total revenues	107,570	86,321

Cost of revenues:
Software licenses	964	429
Subscriptions and transactions	18,300	13,121
Service and maintenance	25,399	20,833
Equipment and supplies	3,136	3,155

Total cost of revenues	47,799	37,538

Gross profit	59,771	48,783

Operating expenses:
Sales and marketing	22,672	17,811
Product development and engineering	11,864	10,488
General and administrative	9,845	9,280
Amortization of intangible assets	7,317	5,787

Total operating expenses	51,698	43,366

Income from operations	8,073	5,417

Other (expense) income, net	(85)	315

Income before income taxes	7,988	5,732
Provision for income taxes (1)	3,783	992

Net income	$4,205	$4,740

Basic net income per share attributable to common stockholders	$0.12	$0.15

Diluted net income per share attributable to common stockholders	$0.12	$0.15

Shares used in computing basic net income per share:	33,935	31,042
Shares used in computing diluted net income per share:	34,966	32,619

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)
Core net income	$18,412	$16,758

Diluted core net income per share	$0.53	$0.51

(1)	The income tax expense for the six months ended December 31, 2010 includes a discrete tax benefit of $937.
(2)

Core net income excludes charges for amortization of intangible assets of $7,317 and $5,787, acquisition-related expenses of $301 and $749, restructuring expenses of $51 and $60 and equity-based compensation of $6,538 and $5,422, for the six months ended December 31, 2011 and 2010, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2011	2011

Assets
Current assets:
Cash, cash equivalents and short-term investments	$131,394	$112,017
Accounts receivable	46,368	41,535
Other current assets	18,156	15,308

Total current assets	195,918	168,860

Property and equipment, net	17,111	16,098
Intangible assets, net	166,104	173,073
Other assets	3,466	5,303

Total assets	$382,599	$363,334

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,756	$8,971
Accrued expenses	16,831	18,706
Deferred revenue	42,441	40,510

Total current liabilities	67,028	68,187

Deferred revenue, non-current	4,313	5,438
Deferred income taxes	2,099	2,208
Other liabilities	1,803	1,827

Total liabilities	75,243	77,660

Stockholders’ equity
Common stock	36	35
Additional paid-in-capital	427,797	408,375
Accumulated other comprehensive loss	(6,928)	(4,524)
Treasury stock	(20,321)	(20,779)
Accumulated deficit	(93,228)	(97,433)

Total stockholders’ equity	307,356	285,674

Total liabilities and stockholders’ equity	$382,599	$363,334